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                                                                    Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-37869; Form S-3, No. 33-70212; Form S-3 D/A, No. 33-58220;
Form S-3, No. 33-56915; Form S-3/A, No. 333-03339; Form S-3/A, No. 333-32475;
Form S-3/A, No. 333-50477; Form S-4, No. 333-13429; Form S-8, No. 33-68852; Form
S-8, No. 33-57687; Form S-8, No. 33-57695; Form S-8, No. 333-32343; and Form S-
8, No. 333-46337) of Atmos Energy Corporation and in the related Prospectuses of our report dated November 10, 1998, with respect to the consolidated financial statements of Atmos Energy Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended September 30, 1998.



                                                            ERNST & YOUNG LLP

Dallas, Texas
December 22, 1998